Exhibit 4.3

IRSA PROPIEDADES COMERCIALES S.A.,

as Issuer

and

The Bank of New York Mellon,

as Trustee, Co-Registrar,

Principal Paying Agent and Transfer Agent,

The Bank of New York Mellon (Luxembourg) S.A.,

as Luxembourg Paying Agent and

Luxembourg Transfer Agent

and

Banco Santander Río S.A.,

as Registrar, Paying Agent, Transfer Agent and

Representative of the Trustee in Argentina

First Supplemental Indenture

Dated as of March 23, 2016

TABLE OF CONTENTS

Page
ARTICLEI DEFINITIONS SECTION	1
Section1.1. Certain Terms Defined in the Indenture.	1
Section1.2. Definitions.	1
ARTICLEII FORMAND TERMS OF THE NOTES	1
Section2.1. Formand Dating.	1
Section2.2.Terms of the Notes.	1
Section2.3. Optional Redemption.	1
ARTICLEIII MISCELLANEOUS	1
Section3.1. Governing Law.	1
Section3.2. Multiple Counterparts.	1
Section3.3. Severability.	1
Section3.4. Ratification.	1
Section3.5. Rights, Protections and Immunities of the Trustee.	1
Section3.6. Trustee Not Responsible for Recitals.	1
EXHIBIT A Form of 8.750% Notes due 2023, Series No. 2	A-1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 23, 2016, between IRSA PROPIEDADES COMERCIALES S.A., a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”) and domiciled at Moreno 877, 22nd Floor, (C1091AAQ) City of Buenos Aires, Argentina (“IRSA PC”) , incorporated, organized and registered with the Public Registry of Commerce of the City of Buenos Aires (IGJ) on August 29, 1889, under Number 323, Page 6, Book 85 of the Stock Corporations Volume, with a term of duration which expires on August 28, 2087, The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent” and, together with the Luxembourg Paying Agent (as defined below) and any other paying agents appointed by IRSA PC in their respective capacities as such, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent” and, together with the Luxembourg Transfer Agent (as defined below) and any other transfer agents appointed by IRSA PC in their respective capacities as such, the “Transfer Agents”), The Bank of New York Mellon (Luxembourg) S.A., as paying agent in Luxembourg (the “Luxembourg Paying Agent”) and transfer agent in Luxembourg (the “Luxembourg Transfer Agent”) and Banco Santander Río S.A., a bank duly incorporated and existing under the laws of Argentina, as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”).

RECITALS OF IRSA PC

WHEREAS, IRSA PC, the Trustee and the Representative of the Trustee in Argentina executed and delivered an Indenture, dated as of March 23, 2016 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by IRSA PC from time to time of Securities to be issued in one or more Series as provided in the Indenture;

WHEREAS, the issuance and sale of US$360,000,000 aggregate principal amount of a new Series of the Securities of IRSA PC designated as its “8.750% Notes due 2023, Series No. 2” (the “Notes”) have been authorized by resolutions adopted by the Board of Directors of IRSA PC;

WHEREAS, IRSA PC desires to issue and sell US$360,000,000 aggregate principal amount of the Notes on the date hereof;

WHEREAS, Sections 2.1, 2.3 and 7.1 of the Base Indenture provide that IRSA PC, when authorized by a resolution of the Board of Directors of IRSA PC, and the Trustee may amend or supplement the Base Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any Series as permitted by the Base Indenture;

WHEREAS, IRSA PC desires to establish the form, terms and conditions of the Notes; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Base Indenture according to its terms and the terms of the Base Indenture have been done;

NOW, THEREFORE, IRSA PC, the Trustee, the Co-Registrar, the Paying Agents, the Transfer Agents, the Registrar and the Representative of the Trustee in Argentina hereby agree that the following provisions shall supplement the Base Indenture solely with respect to the Notes:

ARTICLE I

DEFINITIONS SECTION

Section 1.1.                                 Provisions of the Base Indenture.

Except insofar as otherwise expressly provided herein, all of the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered hereunder shall be bound hereby. Notwithstanding any other provision of this Section 1.1 or the Base Indenture or this First Supplemental Indenture to the contrary, to the extent any provisions of this First Supplemental Indenture or any Notes issued hereunder shall conflict with any provision of the Base Indenture, the provisions of this First Supplemental Indenture or the Notes, as applicable, shall control in respect of the Notes but not any other Series of Securities.

Section 1.2.                                 Definitions.

For all purposes of this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a)                                 any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this First Supplemental Indenture;

(b)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subsection;

(c)                                  all terms used in this First Supplemental Indenture and not defined herein have the meanings assigned to them in the Base Indenture;

(d)                                 the term “Securities,” as defined in the Base Indenture and as used therein (including in any definition therein), shall be deemed to include or refer to, as applicable, the Notes;

(e)                                  the following terms shall have the meanings given to them in this Section 1.2:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity from the applicable Redemption Date to March 23, 2023 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 23, 2023.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if fewer than four such Reference Treasury Dealer Quotations are obtained, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by IRSA PC.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Pricing Supplement” means the pricing supplement dated March 17, 2016 relating to the Notes, including the accompanying Offering Memorandum dated March 17, 2016.

“Reference Treasury Dealer” means (a) each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (or their respective affiliates that are primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”)) and their respective successors and (b) not less than three other Primary Treasury Dealers reasonably designated by the Issuer; provided that if any of the foregoing ceases to be a Primary Treasury Dealer, the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

ARTICLE II

FORM AND TERMS OF THE NOTES

Section 2.1.                                  Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes shall be executed on behalf of IRSA PC by a member of the Board of Directors of IRSA PC and a member of the Supervisory Committee of IRSA PC. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of US$500 and integral multiples of US$500 in excess thereof.

The terms and conditions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and IRSA PC and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and conditions and to be bound thereby.

(a)                                 Global Securities. The Notes designated herein shall be issued initially in the form of one or more fully registered DTC Global Securities, which shall be deposited with The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by IRSA PC and authenticated by the Trustee.

In accordance with Section 2.1 of the Base Indenture, the Notes initially sold within the United States to U.S. Persons that are Qualified Institutional Buyers will be issued in the form of one or more Rule 144A Global Securities. The Notes initially sold outside the United States in reliance on Regulation S under the Securities Act will be issued in the form of one or more Regulation S Global Securities, each in book-entry form without interest coupons, deposited with a custodian for the Depositary and registered in the name of the Depositary or its nominee and otherwise comply with the provisions of Section 2.1 of the Base Indenture. Each of the Global Securities shall be dated the date of its authentication. Global Securities may not be transferred except by the Depositary, in whole and not in part, to another nominee of the Depositary or to a successor of the Depositary or its nominee except as set forth below.

(b)                                 Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Securities deposited with or on behalf of the Depositary.

Depositary participants shall have no rights either under the Indenture or with respect to any Global Securities held on their behalf by the Depositary or under such Global Securities. The Depositary shall be treated by IRSA PC, the Trustee and any agent of IRSA PC or the Trustee as the absolute owner of such Global Security for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent IRSA PC or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Depository participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Securities.

(c)                                  Certificated Notes. Notes issued in the form of Certificated Securities shall be substantially in the form of Exhibit A hereto, but without including the text referred to therein as applying only to Global Securities. Except as provided in Section 2.7 of the Base Indenture, owners of beneficial interests in the Global Securities will not be entitled to receive physical delivery of Certificated Securities.

(d)                                 Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the Indenture and the procedures of the Depositary therefor. Beneficial interests in the Global Securities may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Securities in accordance with the terms of the Base Indenture.

Section 2.2.                                 Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a)                                 Title. The Notes shall constitute a Series of Securities having the title “8.750% Notes due 2023, Series No. 2”.

(b)                                 Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes in accordance with the Indenture) shall be US$360,000,000. IRSA PC may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional Notes”) of the same Series as the Notes; provided that such Additional Notes have the same terms and conditions as the Notes (except for the date of issue, the issue price, the applicable legends, the date from which interest accrues and, if applicable, the first payment of interest); and provided further that if the Additional Notes are not fungible for U.S. federal income tax purposes with the previously outstanding Notes, such Additional Notes shall have a separate CUSIP number. Such Additional Notes shall be consolidated with and form a single Series with the previously outstanding Notes.

(c)                                  Stated Maturity. The entire outstanding principal of the Notes shall be payable on March 23, 2023, unless earlier redeemed or repurchased.

(d)                                 Interest Rate; Place and Method of Payment. The rate at which the Notes shall bear interest shall be 8.750% per annum; the date from which interest shall accrue on the Notes shall be March 23, 2016, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 23 and September 23 of each year, beginning September 23, 2016; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on the Regular Record Date for such interest, which shall be March 22 or September 22, as the case may be, next preceding such Interest Payment Date (whether or not such date is a Business Day). Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the respective Holders on such Regular Record Date, and such defaulted interest, may be paid to the Persons in whose names the Notes (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than fifteen (15) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 2.9 of the Indenture. Payment of principal and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of IRSA PC as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on the Notes may at IRSA PC’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

(e)                                  Redemption. The Notes are redeemable at the option of IRSA PC in accordance with Article X of the Base Indenture and Section 2.3 hereof. The Notes are not redeemable at the option of the Holders.

(f)                                   Luxembourg Paying Agent and Transfer Agent. The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, hereby agrees and accepts the terms of, and undertakes to perform its obligations and the specific powers and duties delegated to it (together with such powers and duties that are incidental thereto) under, the Indenture, in each case, subject to the rights, protections, immunities and indemnities granted to it as an “Agent” under the Indenture . As of the date of this First Supplemental Indenture, the office of the Luxembourg Paying Agent and the Luxembourg Transfer Agent is: The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building — Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg.

(g)                                  Sinking Fund Obligation. The Notes will not be subject to any sinking fund.

(h)                                 Mandatory Redemption or Repurchase. IRSA PC shall be required to make an offer to repurchase the Notes as provided in Section 3.21 of the Base Indenture.

(i)                                     Form and Denomination of Notes. The Notes shall be issued in registered form in the denominations specified in Section 2.1 hereof.

(j)                                    Specified Currency. The currency of denomination of the Notes is U.S. dollars. Payment of principal of and interest and premium, if any, Additional Amounts and all other amounts due and owning under the Notes shall be payable in U.S. dollars.

(k)                                 Payment Not Made by Reference to Index. Payments of principal of or interest or premium, if any, on the Notes shall not be determined by reference to any index.

(l)                                     Meetings, Modifications and Waivers. The terms of the Notes and the Indenture may be modified or waived as provide in Article VII of the Base Indenture.

(m)                             Additional/Different Covenants; Modification to Events of Default. There is no addition to, deletion of or change in any covenants or Events of Default set forth in the Base Indenture as applicable to the Notes.

(n)                                 Other Terms of the Notes. The Notes will benefit from the other terms and conditions set forth in the Base Indenture, as supplemented and/or modified by this First Supplemental Indenture only with respect to the Notes.

(o)                                 Conversion. The Notes are not convertible or exchangeable for shares of common stock or preferred stock of IRSA PC.

(p)                                 Agents. The provisions of Section 3.2 of the Base Indenture shall apply to the Notes.

(q)                                 Defeasance. The Notes are defeasible pursuant to Article XI of the Base Indenture.

Section 2.3.                                 Optional Redemption.

(a)                                 The provisions of Article X of the Base Indenture shall apply to the Notes and shall be supplemented by the following clauses (b) and (c).

(b)                                 Optional Redemption with a Make-Whole Premium. Prior to March 23, 2020, IRSA PC may, at its option, to redeem the Notes, in whole or in part, at any time or from time to time at a redemption price equal to the greater of (1) 100% of the outstanding principal amount of such Notes, and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (excluding accrued but unpaid interest to, but excluding, the applicable Redemption Date), discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”) plus, in either case, accrued and unpaid interest to, but excluding, the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(c)                                  Optional Redemption Without a Make-Whole Premium. On and after March 23, 2020, IRSA PC may, at its option, redeem the Notes, in whole or in part, at any time or from time to time at the redemption prices

(expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period commencing on March 23 of each of the years indicated below:

Year	Percentage
2020	104.375%
2021	102.188%
2022 and thereafter	100.000%

(d)                                 On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless IRSA PC defaults in the payment of the applicable redemption price. In the event IRSA PC elects to redeem the Notes, IRSA PC will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the applicable redemption price of the Notes to be redeemed on such Redemption Date in accordance with Section 10.2 of the Base Indenture. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected in accordance with Section 10.1(d) of the Base Indenture.

(e)                                  All redemption prices with respect to the Notes shall be calculated by IRSA PC.

ARTICLE III

MISCELLANEOUS

Section 3.1.                                 Governing Law.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by IRSA PC, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables simples no convertibles” under Argentine law, shall be governed by the Negotiable Obligations Law, together with the Argentine Companies Law, the Capital Markets Law and the rules of the CNV and other applicable Argentine laws and regulations.

Section 3.2.                                 Multiple Counterparts.

The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same First Supplemental Indenture.

Section 3.3.                                 Severability.

Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 3.4.                                 Ratification.

The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

Section 3.5.                                 Rights, Protections and Immunities of the Trustee.

All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee and the Agents pursuant to the Base Indenture shall apply to and be enforceable by the Trustee and each Agent acting in their respective capacities relating to the Notes and pursuant to this First Supplemental Indenture mutatis mutandi as if set forth and incorporated herein. The Trustee is acting hereunder, not in its individual capacity, but solely in its capacity as Trustee for the Notes under the Indenture.

Section 3.6.                                 Trustee Not Responsible for Recitals.

The recitals contained herein and in the Notes, shall be taken as the statements of IRSA PC, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture, or any offering materials or of the Notes. The Trustee shall not be accountable for the use or application by IRSA PC of any of the Notes or of the proceeds thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

IRSA PROPIEDADES COMERCIALES S.A.

By:
Name:
Title:

By:
Name:
Title:

[Signature page to the First Supplemental Indenture]

3

THE BANK OF NEW YORK MELLON, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent.

By:
Name:
Title:

[Signature page to the First Supplemental Indenture]

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Luxembourg Paying Agent and Transfer Agent.

By:
Name:
Title:

[Signature page to the First Supplemental Indenture]

BANCO SANTANDER RÍO S.A., as Registrar, Paying Agent, Transfer Agent and Representative of the Trustee in Argentina.

By:
Name:
Title:

By:
Name:
Title:

[Signature page to the First Supplemental Indenture]

3

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

Registered No.: [R-[  ]][S-[  ]]

CUSIP No.: [Rule 144A: 463588 AA1][ Regulation S: P5880U AB6]

ISIN No.: [Rule 144A: US463588AA16][ Regulation S: USP5880UAB63]

Registered Holder: [Cede & Co., or registered assigns]

IRSA PROPIEDADES COMERCIALES S.A.

IRSA Propiedades Comerciales S.A. was organized as a stock corporation (sociedad anónima) under the laws of Argentina for a term expiring on August 28, 2087 and was registered on August 29, 1889 under No. 323, Page 6, Book 85, of the Stock Corporations Volume of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Moreno 877, 22nd Floor, City of Buenos Aires, Argentina.

[RULE 144A/ REGULATION S] GLOBAL SECURITY

representing

US$[Aggregate principal amount]

8.750% NOTES DUE 2023, SERIES NO. 2

UNLESS (1) THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO IRSA PROPIEDADES COMERCIALES S.A. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (2) ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND (3) ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

[INCLUDE THE FOLLOWING RESTRICTIVE LEGEND FOR A RULE 144A GLOBAL SECURITY (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE): THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF IRSA PROPIEDADES COMERCIALES S.A. (“IRSA PC”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO IRSA PC OR TO ANY DEALERS APPOINTED BY IRSA PC WITH RESPECT TO A PARTICULAR SERIES OF NOTES (EACH, A “DEALER” AND COLLECTIVELY, THE “DEALERS”) OR BY, THROUGH OR IN A TRANSACTION APPROVED BY A DEALER, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AFFORDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF IRSA PC THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.]

[INCLUDE THE FOLLOWING RESTRICTIVE LEGEND FOR A REGULATION S GLOBAL SECURITY (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE): THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF IRSA PROPIEDADES COMERCIALES S.A. THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER FORTY (40) CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.]

8.750% NOTES DUE 2023, SERIES NO. 2

SERIES: No. 2

SPECIFIED CURRENCY: U.S. dollars

PRINCIPAL AMOUNT: US$[         ]

ORIGINAL ISSUE DATE: [March 23, 2016]

STATED MATURITY: March 23, 2023

OTHER TERMS AND CONDITIONS: As set forth below and in the Indenture

FIXED RATE OF INTEREST: 8.750%

INTEREST COMMENCEMENT DATE: [March 23, 2016]

INTEREST PAYMENT DATE(S): March 23 and September 23

REGULAR RECORDS DATE(S): March 22 and September 22 immediately preceding the relevant Interest Payment Date (whether or not a Business Day)

This [Rule 144A] [Regulation S] Global Security (this “Note” and, together with any other Securities of the same Series as this Note, the “Notes”) is issued pursuant to the Indenture referred to herein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Copies of the Indenture and this Global Security are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in the City of Buenos Aires and, if and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF, and such Exchange shall so require, at the office of the Paying Agent in Luxembourg, in each case as specified in the Indenture. The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture and the Notes applicable to it. Terms used but not defined herein are used as defined in the Indenture and the on the reverse of this Note.

This Note is a Global Security representing an issue of duly authorized Securities of IRSA PC issued and to be issued in one or more Series pursuant to the Indenture. This Note has been issued in the initial principal amount shown above (as adjusted from time to time on Schedule A hereto, the “Principal Amount”) and with the Specified Currency, Issue Date, Stated Maturity, redemption and other provisions specified herein and in the Indenture, and bearing interest on such Principal Amount at the rate of interest specified herein.

In the event of any conflict between the provisions stated or incorporated herein and the terms and conditions set forth in the Pricing Supplement (as such term is defined in the First Supplemental Indenture referred to herein), the terms and conditions in the Pricing Supplement will prevail. Accordingly, in any such circumstances this Note shall be deemed to have incorporated by reference those terms and conditions set forth in the Pricing Supplement.

IRSA PC, for value received, hereby promises to pay Cede & Co. or its registered assigns, the Principal Amount in the Specified Currency at the Stated Maturity specified above, unless earlier redeemed in accordance with the terms hereof, and to pay interest from the Interest Commencement Date of this Note specified above (or from the most recent date to which interest has been paid or made available for payment) on the unpaid Principal Amount (and, to the extent lawful, on overdue principal (including premium or redemption amount, if any)) and any interest in respect hereof at the Fixed Rate of Interest per annum specified above on the Interest Payment Date or Dates specified above in each year, commencing with the first such Interest Payment Date falling at least fifteen (15) days after the Issue Date of this Note specified above and at Stated Maturity or any Redemption Date, until the principal hereof shall be paid or made available for payment.

This Note is one of the Series designated above, which term shall mean each original issue of Notes and shall be deemed to include any other Securities in respect of such Series issued pursuant to the Indenture. The Notes, together with any other debt Securities of IRSA PC issued under the Indenture are limited to an aggregate principal amount outstanding at any one time of US$500,000,000 or the equivalent thereof in one or more Specified Currencies; provided, however, that the total amount of the Program and the maximum aggregate principal amount of Securities of all Series that may be Outstanding at any one time under the Indenture may be increased by a resolution of the shareholders of IRSA PC and without the consent of the Holders.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature of one of its authorized signatures, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT ALL MATTERS RELATING TO THE DUE AUTHORIZATION, EXECUTION, ISSUANCE AND DELIVERY OF THE NOTES BY IRSA PC, AND MATTERS RELATING TO THE LEGAL REQUIREMENTS NECESSARY IN ORDER FOR THE NOTES TO QUALIFY AS “OBLIGACIONES NEGOCIABLES SIMPLES NO CONVERTIBLES” UNDER ARGENTINE LAW, SHALL BE GOVERNED BY THE NEGOTIABLE OBLIGATIONS LAW, TOGETHER WITH THE ARGENTINE COMPANIES LAW, THE CAPITAL MARKETS LAW AND THE RULES OF THE CNV AND OTHER APPLICABLE ARGENTINE LAWS AND REGULATIONS.

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IN WITNESS WHEREOF, IRSA PC has caused this Global Security to be duly executed.

Dated: March , 2016

IRSA PROPIEDADES COMERCIALES S.A.

By:
Name:
Title:

By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series designated and referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned First Supplemental Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated: March [ ], 2016

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[FORM OF REVERSE OF GLOBAL SECURITY]

TERMS AND CONDITIONS

General

The Notes are issued as a Series of Securities under the Indenture, dated as of March 23, 2016, among IRSA PC, The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), co-registrar, principal paying agent and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents under the Indenture, the “Transfer Agents”), and Banco Santander Río S.A., as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer agent and representative of the Trustee in Argentina, as amended and supplemented by the First Supplemental Indenture thereto, dated as of March 23, 216, among IRSA PC, the Trustee, the Representative of the Trustee in Argentina and The Bank of New York Mellon (Luxembourg) S.A., as paying agent and transfer agent in Luxembourg (as amended or supplemented from time to time, the “Indenture”). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Notes will control.

The following summaries of certain provisions of the Indenture and the Notes do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Notes, including the definitions therein of certain terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.

The Notes will qualify as “obligaciones negociables simples no convertibles” under the Negotiable Obligations Law and will be entitled to the benefits set forth therein and subject to the procedural requirements thereof. The Notes will rank pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of IRSA PC (other than obligations preferred by statute or by operation of law).

Unless previously redeemed, the Notes will mature on the date (the “Stated Maturity”) no less than thirty (30) days from their date of issue as specified on the face hereof.

The Notes shall be denominated in the currency (a “Specified Currency”) as specified on the face hereof. Payments on the Notes will be made in the Specified Currency.

The Notes shall bear interest at a fixed rate (a “Fixed Rate Note”). See “Interest Rate” below.

The Notes will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity, except as provided in the Indenture.

IRSA PC may from time to time, without the consent of Holders of Notes outstanding, create and issue additional Notes of such Series (“Additional Notes”); provided such Additional Notes have the same terms and conditions as the Notes of that Series (except for the date of issue, the issue price, the applicable legends, the date from which interest accrues and, if applicable, the first payment of interest); and provided further that if the Additional Notes are not fungible for U.S. federal income tax purposes with the previously outstanding Notes of the relevant Series, such Additional Notes shall have a separate CUSIP number. The Additional Notes shall be consolidated with and form a single Series with the previously outstanding Series of Notes.

Global Securities are exchangeable in whole or in part for duly executed and issued Certificated Securities in the form established pursuant to the Indenture, with the applicable Restrictive Legends as marked thereon, only if such exchange complies with Section 2.7 of the Base Indenture. Interests in Global Securities are exchangeable or transferable in whole or in part for interests in another Global Security of the same Series, only if such exchange or transfer complies with Section 2.10 of the Base Indenture.

Interest Rate

Each Fixed Rate Note will bear interest from (and including) the issue date (the “Interest Commencement Date”) or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at the fixed rate per annum, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or acceleration, as specified under “Payment of Principal and Interest” below.

Fixed Rate Notes

Fixed Rate Notes shall bear interest from (and including) the Interest Commencement Date specified above at the rate or rates per annum so specified (the “Fixed Rate(s) of Interest”) payable in arrears on the Interest Payment Date(s) in each year and on the Stated Maturity or upon redemption or acceleration. The first payment of interest will be made on the Interest Payment Date next following the Interest Commencement Date.

Payment of Principal and Interest

Interest (and principal, if any, payable other than at Stated Maturity or upon acceleration or redemption) shall be payable in immediately available funds to the Person in whose name a Security is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided that interest payable at Stated Maturity or upon acceleration or redemption shall be payable to the Person to whom principal will be payable; and provided further, that if and to the extent IRSA PC defaults in the payment of the interest, including any Additional Amounts, due on such Interest Payment Date, such defaulted interest, including any Additional Amounts, shall be paid to the Person in whose names such Notes are registered at the end of a subsequent record date established by IRSA PC by notice given by or on behalf of IRSA PC to the Holders of the Notes not less than fifteen (15) days preceding such special record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date shall be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on September 22 or March 22 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”).

Payment of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Note at Stated Maturity or upon acceleration or redemption shall be made to the registered Holder on such date in immediately available funds to the person in whose name such note is registered upon surrender of such Note at the Corporate Trust Office or at the specified office of any other Paying Agent; provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of the Notes to be made other than at Stated Maturity or upon redemption shall be made by check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) the Depositary, as Holder of Global Securities, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a Holder of at least US$1,000,000 in aggregate principal or face amount of Securities shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such Holder to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due. Unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder.

Payments of interest on any Fixed Rate Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date.

Interest on Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Stated Maturity for any Fixed Rate Note or the Interest Payment Date for any Fixed Rate Note falls on a day which is not a Business Day, payment of principal (and premium, if any) and interest with respect to such Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

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SCHEDULE A

Date	Principal Amount of Certificated Securities or other Global Securities issued in exchange for or upon transfer of an interest in this Global Security	Principal Amount of this Global Security Redeemed or Repurchased	Increase in Principal Amount of this Global Security due to the exchange or transfer of another Global Security (or an interest therein) for an interest in this Global Security	Remaining Principal Amount of this Global Security	Notation made on behalf of the Trustee by

FORM OF TRANSFER

[Include the following for Notes bearing Restrictive Legends]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

Insert Taxpayer Identification No.:

this Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such amount of said Note on the books of IRSA PC with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date that is one year after the Original Issue Date of this Note (provided that IRSA PC or any affiliate of IRSA PC has not acquired this Note during such one-year period), the undersigned confirms that without utilizing any general advertising or general solicitation:

(check one)

☒            This Note is being transferred pursuant to the exception from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 144A thereunder (“Rule 144A”) and, upon registration of such transfer, each beneficial owner of this Note will be a “qualified institutional buyer” (as defined in Rule 144A), and each such person has been advised that this Note is being sold or transferred to it in reliance upon Rule 144A and has received the information, if any, requested by it pursuant to Rule 144A; or

☒            This Note is being transferred pursuant to the exemption from registration under the Securities Act provided by Regulation S under the Securities Act (“Regulation S”), and the address of the person in whose name this Note is to be registered upon transfer is an address outside the United States (as defined in Regulation S); or

☒            This Note is being transferred to a Dealer or to IRSA PC; or

☒            This Note is being transferred other than in accordance with (a), (b) or (c) above, and documents are being furnished to the Trustee or the Transfer Agent which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in the Indenture shall have been satisfied.

Date:

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.